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                                                                   Exhibit 10.34

                              CONSULTING AGREEMENT

This agreement, is entered into as of April   , 2002, by and between Ralph
Lauren Home Collection, Inc. ("RLHC") and Arnold Aronson ("Consultant") with respect to RLHC's engagement of Consultant to provide Services for the Ralph Lauren Home Collection division of RLHC (the "Home Collection" as defined herein below.

In full and complete consideration of the mutual promises set forth herein below, the parties agree as follows:

1. SERVICES. RLHC shall engage Consultant on a non-exclusive basis to provide, and Consultant has agreed to provide to the best of his ability, the following services:

         Consult with the Home Collection regarding all aspects of developing its domestic and international growth strategy, which shall include both wholesale and retail opportunities in the United States and all other global markets, as well as those services that may be reasonable requested of Consultant by the President of the Home Collection from time to time (the "Services").

In providing Services hereunder, Consultant shall devote a minimum of two (2) days per week during the Term as defined below or not less than a total of one hundred (100) days per calendar year during the Term as defined below. The Services shall be provided by Consultant during normal business hours at a location mutually agreed upon by consultant and RLHC.

2. TERM. The term of this Agreement shall be for a period of two (2) years (the "Term") commending on or about March 25, 2002 and shall expire on or about March 4, 2004, unless RLHC and Consultant shall otherwise agree in writing to extend the Term beyond such expiration date.

3. COMPENSATION. As compensation for providing Services hereunder, Consultant shall receive a fee in the amount of $250,000.00 per each calendar year during the Term, payable in equal monthly



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installments within fifteen (15) business days of RLHC's receipt of Consultant's invoice for same.

4. EXPENSES. In the event that Consultant is required, in connection with the performance of Services hereunder, to incur business expenses, e.g. travel and lodging, RLHC shall reimburse Consultant for all reasonable and necessary expenses that have been approved in advance by RLHC in writing. In connection with such expenses, Consultant shall submit to RLHC documentation substantiating same, e.g., receipts, and shall be reimbursed within fifteen (15) business days of RLHC's receipt of an invoice together with such substantiating documentation.

5. WORK PRODUCT. (a) Consultant hereby agrees that all materials, ideas, writings and other property, whether or not copyrightable, created or adapted by him, whether alone or in conjunction with any other person, firm or corporation (hereinafter referred to as "Person") arising out of or created in connection with Services provided for RLHC hereunder (the "Work Product") shall be "work made for hire" for RLHC within the meaning of the United States Copyright Act of 1976 and for all other purposes and as such, the sole and exclusive property of RLHC.

(b) Consultant hereby assign exclusively to RLHC in perpetuity, all right, title and interest of any kind whatsoever, in and to the Work Product, including any and all copyrights thereto (and the exclusive right to register copyrights), and represent and warrant that you have not previously assigned such rights or any portion thereof to any other Person. Accordingly, all rights in and to the Work Product, including any materials derived therefrom or based thereon and regardless of whether any such Work Product is actually used by RLHC, shall from its creation be owned exclusively by RLHC and Consultant will not have or claim to have any rights of any kind whatsoever in such Work Product. Without limiting the generality of the foregoing, Consultant will not make any use of any of the Work Product in any manner whatsoever without RLHC's prior written consent.

(c) Consultant represents and warrants that the Work Product provided by him hereunder will be original works created by him or a third party and not previously published in any form and that the use by RLHC Work Product will not violate or infringe any copyright or other proprietary or privacy right of any other Person and that RLHC will have the right to use the Work Product in perpetuity without obligation to any Person. In the event of any breach of this representation and warranty, Consultant agrees to indemnify RLHC and hold it harmless from and


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against any and all claims, costs, liabilities and expenses incurred by it as a result of such breach.

6. CONFIDENTIALITY. In connection with providing Services hereunder, RLHC will provide Consultant with and permit Consultant to have access to confidential and proprietary information and material, which if disclosed could adversely affect the business operations of RLHC and RLHC's affiliated companies, divisions, officers, executives and employees (hereinafter collectively, "RLHC Affiliates"). Such confidential and proprietary information may include, without limitation, design and branding strategies, business, financial, marketing, advertising and promotional plans and materials, and other such information relating to RLHC and RLHC Affiliates (hereinafter "Confidential Information"). All such information furnished to Consultant and to which Consultant is given access, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished, is considered by RLHC to be Confidential Information. Unless otherwise agreed to in advance and in writing by RLHC, Consultant agrees, except as required by law, to keep all Confidential Information secret and strictly confidential and not to disclose or reveal any Confidential Information to any third party for any reason whatsoever. In the event that Consultant is required by applicable law or regulation or by legal process to disclose any Proprietary Information, Consultant agrees to provide RLHC with prompt notice of such request(s) and will furnish only that portion of the Proprietary Information which, in the opinion of counsel, Consultant is legally compelled to disclose. In the event that, for any reason, Consultant is no longer rendering Services to RLHC, Consultant will promptly deliver to RLHC or, if RLHC so notifies Consultant in writing, destroy, all Proprietary Information he has received, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in his possession.

8. INDEPENDENT CONTRACTOR. In performing Services under this Agreement, Consultant will be acting as an independent contractor and not as an employee of RLHC for any purpose whatsoever, including but not limited to workers compensation, health insurance and other benefits offered by RLHC to its employees and the withholding and payment of income taxes with respect to the compensation being paid to Consultant hereunder. Further, Consultant will not have any authority or ability to bind, contract on behalf of or otherwise obligate RLHC in any manner.

9. ENTIRE AGREEMENT. This Agreement contains the entire and complete understanding of the parties and may not be amended except by a writing signed by both parties.


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10.      GOVERNING LAW. This Agreement is intended to be interpreted and construed in accordance with the laws of the State of New York applicable to agreements wholly made and to be performed therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of ___________, 2002.


RALPH LAUREN HOME COLLECTION, INC.             ARNOLD ARONSON

By:  /s/                                       /s/ ARNOLD ARONSON
     -----------------------------             ------------------------
     Authorized Signatory


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